Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Steele Oceanic Corporation, (the "Company") on Form 10-Q for the period ended July 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Landow, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: January 31, 2018	Steele Oceanic Corporation By: /s/ Scott Landow
Scott Landow
Chief Financial Officer (Principal Accounting Officer)